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                                                                Exhibit 10.10



                               EMPLOYMENT AGREEMENT

                  Employment Agreement (this "Agreement"), dated as of September 29, 1998, by and between VSI Acquisition II Corporation, a Delaware corporation (the "Company") and Janet L. Steinmayer (the "Executive").

                  The Company and the Executive wish to provide for the terms of her employment as a senior executive of the Company.

                  It is therefore agreed as follows:

                  1. Term. The employment of the Executive under this Agreement shall commence as of September 29, 1998 (the "Effective Date") and shall continue until terminated pursuant to Section 4 (the "Term").

                  2.   Duties; Place of Employment.

                  (a) During the Term, the Executive shall serve as Vice President, General Counsel and Secretary of the Company. The Executive shall report to the Chairman and Chief Executive Officer and the Board of Directors of the Company and shall have such functions, duties, authority and responsibilities at the Company as she has on the date hereof at Service America Corporation (i.e., overseeing the legal affairs of the Company and major acquisitions, financings and other business transactions, managing litigation and general corporate counseling) and such other duties and responsibilities as may from time to time be prescribed by the Chairman and Chief Executive Officer and the Board of Directors, provided that such duties are consistent with her present duties and the Executive's position with the Company. It is understood that the Executive shall only be required to work two to three days per week during which time she shall devote her business time, efforts and energies to the business of the Company. Nothing herein shall preclude the Executive from serving as an arbitrator or as a director of a for-profit or not-for-profit entity so long as such activities do not unreasonably interfere with the Executive's duties hereunder.

                  (b) The principal place of employment of the Executive shall be within ten (10) miles of Stamford, Connecticut and shall not be changed without the Executive's prior written consent.

                  3.   Compensation and Benefits.

                  (a) Base Salary. During the Term, the Company shall pay the Executive an annual salary of $180,000, plus $250 per hour for each hour the Executive works in excess of 24 hours per week. Such salary shall be payable in accordance with the Company's salary payment policies governing senior executives. The Executive's salary shall be reviewed at least annually and may be increased at the Company's discretion.


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                  (b)  Bonuses. In the sole discretion of the Board, the
Executive also shall receive such bonus compensation, if any, determined by the Board, and shall be entitled to participate in any executive bonus plan that the Board shall establish for the senior executives of the Company.

                  (c) Expense Reimbursement. The Company shall reimburse the Executive for ordinary and necessary business expenses incurred by her in the performance of her duties as an employee of the Company in accordance with the Company's policies governing reimbursement of expenses of senior executives; provided that the Executive accounts to the Company for such expenses in the manner customarily prescribed by the Company for its senior executives.

                  (d)  Benefit Plans, Fringe Benefits and Vacation.

                       (i)   During the Term, the Executive shall be
         entitled to the coverage or benefits under any and all employee benefit plans maintained by the Company (including, without limitation, life insurance, long-term disability insurance and pension plans, if any, but excluding medical insurance as long as Executive is covered under her spouse's current GE Capital coverage) to the extent permissible under the terms of the plans and to all fringe benefits for which her status and level of employment qualify her in accordance with the Company's benefits policies governing senior executives.

                       (ii)   The Executive shall be entitled to paid
         vacations (taken consecutively or in segments), in accordance with the Company standard vacation policies governing senior executives, but in no event less than four weeks each calendar year during the Term. Such vacations shall be taken at times consistent with the effective discharge of the Executive's duties.

                       (iii) It is recognized that the services of the Executive hereunder will require use of a suitable automobile. The Company agrees to provide Executive with an automobile allowance of not more than $25,000 to buy-out the lease on her present automobile. Thereafter the Executive shall be entitled to continue the use of her current automobile or to be provided with at least an equivalent new vehicle at such intervals as apply to other senior executives of the Company.

                  4.   Termination.

                  (a) Death and Disability. The Executive's employment under this Agreement shall terminate upon her death. The Company may terminate the Executive's employment under this Agreement by written notice to the Executive or her representative if the Executive has a Disability. For purposes of this Agreement, the Executive shall be deemed to have a "Disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties hereunder in accordance with this Agreement, for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance herewith. The Disability of the Executive shall be determined by a medical doctor selected by agreement of the Company and the Executive and upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who shall determine whether the Executive has

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a Disability. The determination of such medical doctor shall be binding on both parties. The Executive shall submit to a reasonable number of examinations by the medical doctor making the determination of Disability. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact shall act in the Executive's stead for the purposes of submitting the Executive to the examinations and for all other purposes hereunder.

                  (b) Termination by the Company for Cause. The Company may terminate the Executive's employment under this Agreement for Cause by written notice to the Executive. "Cause" shall mean termination by action of at least a majority of the members of the Board upon (i) the Executive's breach of Section 6 of this Agreement; (ii) the Executive's material breach of any other provision of this Agreement; (iii) the Executive's willful failure to adhere to any written Company policy if the Executive has been given written notice and a reasonable opportunity to comply with such policy or cure her failure to comply;
(iv) serious willful misconduct by the Executive in connection with her employment; or (v) the commission of a felony or the equivalent thereof or a misdemeanor involving moral turpitude. Such action shall take place at a meeting of the Board duly called and held upon at least 15 days' prior written notice to the Executive specifying the particulars of the action or inaction alleged to constitute "Cause" (and at which meeting the Executive and her counsel were entitled to be present and given reasonable opportunity to be heard). Action or inaction by the Executive shall not be considered "willful" unless done or omitted by her intentionally and not in good faith and without her reasonable belief that her action or inaction was in the best interests of the Company, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

                  (c) Termination by the Company without Cause. The Company may terminate the Executive's employment under this Agreement at any time by written notice to the Executive, whether or not in accordance with Section 4(a) or 4(b).

                  (d) Termination by the Executive for Good Reason. The Executive may terminate her employment under this Agreement for "Good Reason" by written notice to the Company; provided, however, that the Company shall have the right to cure the action that constitutes "Good Reason" within five business days of the date of such notice. For purposes of this Agreement, "Good Reason" shall mean: (i) the Company's material breach of this Agreement; (ii) the assignment of the Executive, without her consent, to a position, responsibilities or duties of a materially lesser status or degree of responsibility than her position, responsibilities or duties at the Effective Date; (iii) the Company's breach of Section 3(b); or (iv) a "Change of Control" if the Executive terminates her employment hereunder within six (6) months of the date on which the Change of Control takes place. For purposes hereof, "Change of Control" shall mean any "person" (as such term is used in Sections 3(a) (9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 515% or more of the combined voting power of the then outstanding securities of the Company; (b) a change in the composition of a majority of the Board of Directors of the Company within twelve months after any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% of the combined voting power of the then outstanding securities of the Company; or (c) the sale of substantially all the assets of the Company and/or its operating subsidiaries.

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                  5.   Consequences of Termination.

                  (a) Cause or Absence of Good Reason. If the Executive's employment under this Agreement is terminated (i) by the Company pursuant to
Section 4(b) or (ii) by the Executive other than pursuant to Section 4(d), the Executive shall not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, other than the payments pursuant to
Section 3(a) of compensation earned, accrued vacation and the reimbursement pursuant to Section 3(c) of expenses incurred, in each case, through the date of termination.

                  (b) Death or Disability. If the Executive's employment under this Agreement is terminated pursuant to Section 4(a) due to her death or Disability, the Executive shall not thereafter be entitled to receive any salary, bonus or other payments or benefits under this Agreement, other than the following: (i) payments pursuant to Section 3(a) of compensation earned, accrued vacation and the reimbursement pursuant to Section 3(c) of expenses incurred, in each case, through the date of termination and (ii) an amount paid in monthly installments equal to two times (2x) the Executive's compensation under Section 3(a) over the one-year period prior to the date of her death or Disability (annualized in the case of any termination prior to the end of the first year). In addition, if the Executive's employment is terminated due to her death, the Company shall continue to provide, for a period of one year from the date of the Executive's death, the Executive's spouse and minor children with medical, hospitalization and dental insurance comparable to that provided by the Company prior to such termination.

                  (c) Other Termination. If the Executive's employment under this Agreement is terminated (i) by the Company pursuant to Section 4(c) or (ii) by the Executive pursuant to Section 4(d), the Executive shall not thereafter be entitled to receive any salary, bonus or other payment or benefits under this Agreement, other than the following: (a) payments pursuant to Section 3(a) of compensation through the date of termination plus a payment equal to two times
(2x) the Executive's compensation under Section 3(a) over the one-year period prior to the date of termination (annualized in the case of any termination prior to the end of the first year); (b) reimbursement pursuant to Section 3(c) of expenses incurred through the date of termination; (c) benefits pursuant to
Section 3(d)(i) for the earlier of eighteen (18) months from the date of termination and the date the Executive receives comparable coverage from a subsequent employer to the extent permissible under the terms of the plans providing such benefits; (d) accrued vacation; and (e) assignment of title to any life insurance policy covering the life of the Executive after which time the Executive shall be fully responsible for all costs of such policy due and payable after the Term (and provided that, in the event such policy is a "split dollar" policy or otherwise evidences an ownership interest by the Company, the Company shall be entitled to recover its interest therein before any such assignment is effective).

                  (d) Mitigation. The Executive shall have no duty or obligation to seek or accept other employment under this Agreement and shall not be required to mitigate the amount of any cash payments or benefits provided for by this Agreement by seeking or accepting employment.

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                  6.   Certain Restrictions.

                  (a) Confidentiality. The Executive acknowledges that she has acquired and will acquire information respecting the business and affairs of the Company, its subsidiaries and affiliates that is non-public, confidential and/or proprietary in nature ("Confidential Information"). Accordingly, the Executive shall keep confidential and not disclose to any person or use (except as required in the conduct of the business of the Company in the ordinary course and consistent with past practice) all such Confidential Information, except as required by law (provided prior written notice thereof is given by the Executive to the Company) or with the Company's written consent, unless such information is known generally to the public or the trade (through sources other than the Executive's unauthorized disclosure). Upon termination of her employment for any reason, the Executive shall deliver to the Company all Confidential Information (in any form, including, but not limited to, electronic media) in her possession or subject to her control that belongs to the Company.

                  (b) Competitive Activity. The Executive agrees that, during her employment under this Agreement and for two years after the end of such employment she shall not, without the prior consent of the Board, directly or indirectly, (i) act as an officer, partner, employee or equity-holder of any enterprise or business involved primarily in providing food services in a manner similar to that provided by the Company in those states within the United States in which the Company is, at the time of termination of employment, conducting its business; or (ii) hire, solicit or encourage to leave the employ of the Company or any of its subsidiaries any person who is then an employee of any of such companies. Nothing in this Section 6(b) shall prohibit the Executive from acquiring or holding not more than five percent (5%) of any class of publicly traded securities of any business. As used herein, "Food Services" shall include the sale or provision of dining services or vending services at stadiums, ballparks, convention centers, concert halls, theaters, seaports, golf courses, arenas, race tacks, parks, bandstands or other recreational venue customers.

                  (c) Remedy for Breach and Modification. The Executive acknowledges that the provisions of this Section 6 are reasonable and necessary for the protection of the Company and that the Company may be irrevocably damaged if these provisions are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief or remedies available to the Company, the Company shall be entitled to seek and obtain an appropriate injunction or other equitable remedy for the purposes of restraining the Executive from any actual or threatened breach of or otherwise enforcing these provisions. If any provision of this Section 6 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.

                  7.   Miscellaneous.

                  (a) Notices. Any notice or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, sent by nationally recognized overnight courier service or mailed by registered mail, return receipt requested, to a party at her or its address set forth below or at such other address as a party may specify by notice to the other in accordance herewith:

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                             To the Executive:

                             Janet L. Steinmayer
                             7 Nawthorne Road
                             Old Greenwich, Connecticut 06870

                             To the Company:

                             VSI Acquisition II Corporation
                             300 First Stamford Place
                             Stamford, CT 06902
                             Attention: Chief Executive Officer

Notices on behalf of a party may be signed and sent by an attorney for that party.

                  (b) Entire Agreement; Amendment. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (other than the provisions of that letter agreement between you and Service America Corporation dated February 1, 1998, which shall be fully performed upon the closing of the Sale, as defined therein) and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto and cannot be changed or terminated orally.

                  (c) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  (d) Indemnification. The Executive shall be entitled to be indemnified for acting as an officer in accordance with the Company's Certificate of Incorporation and By-Laws. The Company agrees specifically that it shall maintain provisions in its Certificate of Incorporation and By-laws relating to exculpation or indemnification of officers and directors thereof (unless required by law) such that the Executive shall continue to be entitled to such exculpation and indemnification as was in effect immediately prior to the date hereof under the Certificate of Incorporation and ByLaws of Service America Corporation (or any equally favorable arrangement) to the fullest extent permitted under the laws of the applicable jurisdiction of incorporation. The Company also shall maintain directors and officers liability insurance coverage for the Executive which coverage shall be on terms and in amounts at least as favorable to the Executive as they were under insurance maintained by Service America Corporation immediately prior to the date herein. The Company will promptly pay or reimburse the Executive for all costs and expenses incurred by the Executive as a result of any claim, action or proceeding arising out of, or challenging the validity, advisability or enforceability of, this Agreement or any provision thereof.

                  (e) Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, representatives, successors and permitted assigns.

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                  (f)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

                  (g) Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

                  (h)  Governing Law. This Agreement shall, in accordance with
Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.

                  (i) Arbitration. Any and all disputes or controversies arising out of or relating to this Agreement, other than claims brought pursuant to Section 6, shall be resolved by arbitration at the American Arbitration Association (the "AAA") at its New York City offices before a panel of three arbitrators under the then existing rules of the AAA. The parties agree that in any such arbitration, the arbitrators shall not have the power to reform or modify this Agreement in any way and to that extent their powers are so limited. The determination of the arbitrators shall be final and binding on the parties and judgment on it may be entered in any court of competent jurisdiction.

                  (j) Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      VSI ACQUISITION II CORPORATION

                                      By: /s/ John T. Dee
                                         ------------------------------
                                               Name:
                                               Title:

                                          /s/ Janet L. Steinmayer
                                         ------------------------------
                                               Janet L. Steinmayer
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